Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	Edward Spehar
(212) 578-7888

METLIFE ANNOUNCES THIRD QUARTER 2013 RESULTS

NEW YORK, Oct. 30, 2013 – MetLife, Inc. (NYSE: MET) today reported the following results for the third quarter of 2013:

MetLife reported operating earnings* of $1.5 billion, up 6% over the third quarter of 2012. On a per share basis, operating earnings were $1.34, up 2% over the prior year quarter. Growth on a per share basis was dampened by the increase in the common share count resulting from the conversion of equity units issued in 2010 to fund the Alico acquisition. Operating earnings in the Americas grew 7%. Operating earnings in Asia decreased 1% on a reported basis, but increased 7% on a constant currency basis. Operating earnings in Europe, the Middle East and Africa (EMEA) increased 37% on a reported basis and 28% on a constant currency basis.

Third quarter 2013 operating earnings included the following items:

•	strengthening of group total and permanent disability claim reserves in Australia, net of reinsurance, which reduced operating earnings by $57 million or $0.05 per share
•	results of the annual actuarial assumption review, which increased operating earnings by $28 million or $0.03 per share
•	favorable catastrophe experience and prior year loss reserve development, which increased operating earnings by $21 million relative to plan, or $0.02 per share

MetLife reported third quarter 2013 net income of $942 million, or $0.84 per share, including $355 million, after tax, in net derivative losses. Increases in interest rates, changes in foreign currencies and the impact of MetLife’s own credit during the quarter contributed to the net derivative losses. MetLife uses derivatives as part of its broader asset-liability management strategy to hedge certain risks, such as movements in interest rates and foreign currencies. This hedging activity often generates derivative gains or losses and creates fluctuations in net income because the risk being hedged may not have the same GAAP accounting treatment. Net income also reflects a total after tax charge of $69 million related to the annual actuarial assumption review.

Premiums, fees & other revenues* were $11.9 billion, up 3% (6% on a constant currency basis) over the third quarter of 2012.

Book value excluding accumulated other comprehensive income (AOCI) * was $47.99 per share, up slightly from $47.70 in the third quarter of 2012.

“MetLife’s third quarter results reflect continued growth in emerging markets, solid performance in the United States, and disciplined expense management,” said Steven A. Kandarian, chairman, president and chief executive officer of MetLife, Inc. “We are supplementing strong organic growth in emerging markets with acquisitions such as Provida, the largest pension provider in Chile, which closed earlier this month. We continue to shift our business toward lower-risk, protection-oriented products as we focus on providing long-term value for our shareholders.”

THIRD QUARTER 2013 SUMMARY

($ in millions, except per share data)	For the three months ended September 30,
	2013	2012	Change
Premiums, fees & other revenues	$ 11,856	$11,563	3%
Total operating revenues	$ 16,899	$16,611	2%

Net income	$ 942	$ (984)	–
Net income per share	$ 0.84	$ (0.92)	–

Operating earnings	$ 1,500	$ 1,417	6%
Operating earnings per share	$ 1.34	$ 1.32	2%

Book value per share	$ 52.54	$ 58.35	(10%)
Book value per share, excluding AOCI	$ 47.99	$ 47.70	0.6%

*Information regarding the non-GAAP financial measures included in this press release and the reconciliation of these measures to the most directly comparable GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this release and/or the Third Quarter 2013 Financial Supplement, which is available on the Investor Relations section of www.metlife.com.

BUSINESS DISCUSSIONS

All comparisons of the results for the third quarter of 2013 in the business discussions that follow are with the third quarter of 2012, unless otherwise noted. All comparisons on a constant currency basis, including total sales, are calculated using the average foreign currency exchange rates for the current period and are applied to the prior period.

THE AMERICAS

Total operating earnings for the Americas increased 7% to $1.3 billion, driven by strong results in the United States. Premiums, fees & other revenues for the Americas were $8.7 billion, up 4%, primarily driven by results in Latin America, Corporate Benefit Funding and Retail.

Retail

Operating earnings for Retail were $659 million, up 34%, due to fee growth driven by favorable market performance, disciplined expense management and the results of the annual actuarial assumption review. Premiums, fees & other revenues for Retail were $3.1 billion, up 6%, driven by separate account annuity fee growth, broker dealer annuity sales, and increased property & casualty sales. Third quarter 2013 variable annuity sales were $2.7 billion, down 41%.

Group, Voluntary & Worksite Benefits

Operating earnings for Group, Voluntary & Worksite Benefits were $226 million, down 20%, driven by lower underwriting results in group life and disability, caused by higher average claim size. Premiums, fees & other revenues for Group, Voluntary & Worksite Benefits were $4.0 billion, up 1%.

Corporate Benefit Funding

Operating earnings for Corporate Benefit Funding were $300 million, down 1%, with higher interest margins offset by lower underwriting income and higher expenses. Premiums, fees & other revenues for Corporate Benefit Funding were $612 million, up 8%, due to higher U.S. pension closeouts and structured settlement sales, offset by lower U.K. closeouts and income annuities.

Latin America

Operating earnings for Latin America were $133 million, down 13% (8% on a constant currency basis), reflecting one-time adjustments, particularly in the prior year. Premiums, fees & other revenues in Latin America were $914 million, up 14% (17% on a constant currency basis). Total sales increased 4%, reflecting the positive impact of group life growth in Chile and an increase in direct marketing sales in Argentina.

ASIA

Operating earnings for Asia were $257 million, down 1% on a reported basis, but up 7% on a constant currency basis. Operating earnings included some noteworthy items, representing a net charge of $47 million, including a charge related to the strengthening of group life total and permanent disability reserves in Australia, net of reinsurance, which has emerged as an industry-wide issue. Adjusted for these items, operating earnings are up 17%. Premiums, fees and other revenues in Asia were $2.4 billion, down 5% on a reported basis, but up 12% on a constant currency basis, supported by continued improvement in product persistency. Total sales for the region were flat from the year ago period at $899 million.

EMEA

Operating earnings for EMEA were $85 million, up 37% on a reported basis and 28% on a constant currency basis driven by business growth, expense discipline and certain one-time items. Premiums, fees & other revenues were $707 million, up 8% (6% on a constant currency basis), and sales for the region increased 10%, driven by strong growth in emerging markets.

INVESTMENTS

Net investment income was relatively unchanged at $5.0 billion. Variable investment income was $236 million ($153 million, after tax and DAC), compared with $260 million ($165 million, after tax and DAC) in the third quarter of 2012.

Investment portfolio net losses were $10 million, after tax, compared with net gains of $43 million, after tax, in the third quarter of 2012.

Increases in interest rates, changes in foreign currencies and the impact of MetLife’s own credit during the quarter contributed to derivative net losses of $476 million, after tax and other adjustments. Derivative net losses in the third quarter of 2012 were $543 million, after tax and other adjustments. Derivative gains or losses related to MetLife’s own credit do not have an economic impact on the company.

CORPORATE & OTHER

Corporate & Other had an operating loss of $160 million, compared with an operating loss of $134 million in the third quarter of 2012, primarily due to lower investment income.

Conference Call

MetLife will hold its third quarter 2013 earnings conference call and audio Webcast on Thursday, Oct. 31, 2013, from 8:00 to 9:00 a.m. (EDT). The conference call will be available live via telephone and the Internet. To listen via telephone, dial (800) 230-1074 (U.S.) or (612) 288-0337 (outside the U.S.). To listen to the conference call via the Internet, visit www.metlife.com (through a link on the Investor Relations page). Those who want to listen to the call via telephone or the Internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10:00 a.m. (EDT) on Thursday, Oct. 31, 2013, until Thursday, Nov. 7, 2013 at 11:59 p.m. (EST). To listen to a replay of the conference call via telephone, dial (800) 475-6701 (U.S.) or (320) 365-3844 (outside the U.S.). The access code for the replay is 277737. To access the replay of the conference call via the Internet, visit the above-mentioned website.

About MetLife

MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Non-GAAP and Other Financial Disclosures

Any references in this press release (except in this section and in the tables that accompany this release) to net income (loss), net income (loss) per share, operating earnings, operating earnings per share, book value per share, book value per share, excluding AOCI, premiums, fees and other revenues, and operating return on equity, should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, book value per common share, excluding AOCI, premiums, fees and other revenues (operating), and operating return on MetLife, Inc.’s common equity, excluding AOCI, respectively.

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with accounting principles generally accepted in the United States of America (GAAP) accounting guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife. Operating revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Operating expenses also excludes goodwill impairments.

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

•

Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•

Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•

Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•

Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;
•	Amortization of negative VOBA excludes amounts related to Market value adjustments;
•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and
•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition and integration costs.

Operating earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.

MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, excluding AOCI, book value per diluted common share, excluding AOCI, operating return on MetLife, Inc.’s common equity, operating return on MetLife, Inc.’s common equity, excluding AOCI, investment portfolio gains (losses) and derivative gains (losses) should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, income (loss) from continuing operations, net of income tax, net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, book value per common share, book value per diluted common share, return on MetLife, Inc.’s common equity, return on MetLife, Inc.’s common equity, excluding AOCI, net investment gains (losses) and net derivative gains (losses), respectively. Reconciliations of these measures to the most directly comparable GAAP measures are included in the Third Quarter 2013 Financial Supplement and/or in the tables that accompany this earnings press release.

Operating return on MetLife, Inc.’s common equity is defined as operating earnings available to common shareholders divided by average GAAP common equity.

Operating expense ratio is calculated by dividing operating expenses (other expenses, net of capitalization of DAC) by operating premiums, fees and other revenues.

Statistical sales information for life insurance is calculated by MetLife using the LIMRA International, Inc. definition of sales for core direct sales, excluding company sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Individual annuities sales consists of statutory premiums direct and assumed, excluding company sponsored internal exchanges.

Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (3) exposure to financial and capital market risks, including as a result of the disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (4) impact of comprehensive financial services regulation reform on us, as a potential non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations; (8) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (9) investment losses and defaults, and changes to investment valuations; (10) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (15) downgrades in our claims paying ability, financial strength or credit ratings; (16) a deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (17) availability and effectiveness of reinsurance or indemnification arrangements, as well as any default or failure of counterparties to perform; (18) differences between actual claims experience and underwriting and reserving assumptions; (19) ineffectiveness of risk management policies and procedures; (20) catastrophe losses; (21) increasing cost and limited market capacity for statutory life insurance reserve financings; (22) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (23) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (24) our ability to address unforeseen liabilities, asset impairments, or rating actions arising from acquisitions or dispositions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company and to successfully integrate and manage the growth of acquired businesses with minimal disruption; (25) the dilutive impact on our stockholders resulting from the settlement of our outstanding common equity units; (26) regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (27) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (28) the possibility that MetLife, Inc.’s Board of Directors may control the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (29) changes in accounting standards, practices and/or policies; (30) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (31) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (32) inability to attract and retain sales representatives; (33) provisions of laws and our incorporation documents may delay, deter or prevent takeovers and corporate combinations involving MetLife; (34) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (35) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (36) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

MetLife, Inc.

Consolidated Statements of Operating Earnings Available to Common Shareholders

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In millions)		(In millions)
OPERATING REVENUES
Premiums	$9,094	$9,080	$27,402	$27,326
Universal life and investment-type product policy fees	2,276	2,048	6,768	6,056
Net investment income	5,043	5,048	15,279	15,297
Other revenues	486	435	1,467	1,313

Total operating revenues	16,899	16,611	50,916	49,992

OPERATING EXPENSES
Policyholder benefits and claims and policyholder dividends	9,316	8,995	27,626	27,066
Interest credited to policyholder account balances	1,472	1,589	4,547	4,653
Capitalization of DAC	(1,153)	(1,301)	(3,621)	(3,976)
Amortization of DAC and VOBA	979	1,051	3,100	3,231
Amortization of negative VOBA	(113)	(155)	(368)	(456)
Interest expense on debt	288	286	863	898
Other expenses	4,031	4,120	12,132	12,414

Total operating expenses	14,820	14,585	44,279	43,830

Operating earnings before provision for income tax	2,079	2,026	6,637	6,162
Provision for income tax expense (benefit)	549	579	1,818	1,758

Operating earnings	1,530	1,447	4,819	4,404
Preferred stock dividends	30	30	91	91

OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS	$1,500	$1,417	$4,728	$4,313

Reconciliation to Net Income (Loss) and Financial Statement Line Item Adjustments from GAAP
Operating earnings	$1,530	$1,447	$4,819	$4,404
Adjustments from operating earnings to income (loss) from continuing operations, net of income tax:
Net investment gains (losses) (1)	(85)	22	339	(152)
Net derivative gains (losses)	(546)	(718)	(2,866)	(604)
Premiums	-	16	1	60
Universal life and investment-type product policy fees	96	83	266	250
Net investment income	(17)	469	1,106	1,139
Other revenues	(10)	20	(21)	132
Policyholder benefits and claims and policyholder dividends	(468)	(303)	(1,155)	(942)
Interest credited to policyholder account balances	(128)	(513)	(1,489)	(1,028)
Capitalization of DAC	-	1	-	5
Amortization of DAC and VOBA	138	43	477	30
Amortization of negative VOBA	13	15	42	50
Interest expense on debt	(29)	(40)	(96)	(128)
Other expenses (1)	(67)	(263)	(457)	(1,187)
Goodwill impairment	-	(1,868)	-	(1,868)
Provision for income tax (expense) benefit (1), (2)	546	632	1,510	1,048

Income (loss) from continuing operations, net of income tax	973	(957)	2,476	1,209
Income (loss) from discontinued operations, net of income tax	2	-	1	17

Net income (loss)	975	(957)	2,477	1,226
Less: Net income (loss) attributable to noncontrolling interests	3	(3)	17	29

Net income (loss) attributable to MetLife, Inc.	972	(954)	2,460	1,197
Less: Preferred stock dividends	30	30	91	91

Net income (loss) available to MetLife, Inc.’s common shareholders	$942	$(984)	$2,369	$1,106

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	2013		2012		2013		2012
		Earnings Per Weighted Average Common Shares Diluted		Earnings Per Weighted Average Common Shares Diluted (3), (4)		Earnings Per Weighted Average Common Shares Diluted		Earnings Per Weighted Average Common Shares Diluted (3)
	(In millions, except per share data)				(In millions, except per share data)
Reconciliation to Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders
Operating earnings available to common shareholders	$1,500	$1.34	$1,417	$1.32	$4,728	$4.26	$4,313	$4.03

Adjustments from operating earnings available to common shareholders to net income (loss) available to MetLife, Inc.’s common shareholders:
Add: Net investment gains (losses) (1)	(85)	(0.08)	22	0.02	339	0.31	(152)	(0.14)
Add: Net derivative gains (losses)	(546)	(0.49)	(718)	(0.67)	(2,866)	(2.58)	(604)	(0.57)
Add: Goodwill impairment	-	-	(1,868)	(1.74)	-	-	(1,868)	(1.75)
Add: Other adjustments to continuing operations (1)	(472)	(0.42)	(472)	(0.44)	(1,326)	(1.19)	(1,619)	(1.51)
Add: Provision for income tax (expense) benefit (1), (2)	546	0.49	632	0.59	1,510	1.36	1,048	0.98
Add: Income (loss) from discontinued operations, net of income tax	2	-	-	-	1	-	17	0.02
Less: Net income (loss) attributable to noncontrolling interests	3	-	(3)	-	17	0.02	29	0.03

Net income (loss) available to MetLife, Inc.’s common shareholders	$942	$0.84	$(984)	$(0.92)	$2,369	$2.14	$1,106	$1.03

Weighted average common shares outstanding - diluted		1,117.3		1,071.0		1,108.9		1,070.0

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In millions)		(In millions)
Reconciliation to GAAP Premiums, Fees and Other Revenues
Total operating premiums, fees and other revenues	$11,856	$11,563	$35,637	$34,695
Add: Adjustments to premiums, fees and other revenues	86	119	246	442

Total premiums, fees and other revenues	$11,942	$11,682	$35,883	$35,137

Reconciliation to GAAP Revenues and GAAP Expenses
Total operating revenues	$16,899	$16,611	$50,916	$49,992
Add: Net investment gains (losses) (1)	(85)	22	339	(152)
Add: Net derivative gains (losses)	(546)	(718)	(2,866)	(604)
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	(2)	(4)	-	10
Add: Other adjustments to revenues	71	592	1,352	1,571

Total revenues	$16,337	$16,503	$49,741	$50,817

Total operating expenses	$14,820	$14,585	$44,279	$43,830
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	(53)	14	(235)	79
Add: Goodwill impairment	-	1,868	-	1,868
Add: Other adjustments to expenses (1)	594	1,046	2,913	3,121

Total expenses	$15,361	$17,513	$46,957	$48,898

			September 30,
Book Value Per Common Share (5)			2013	2012
Book value per common share, excluding accumulated other comprehensive income (loss) - (actual common shares outstanding)			$47.99	$47.70
Add: Accumulated other comprehensive income (loss) per common share			4.55	10.65

Book value per common share - (actual common shares outstanding)			$52.54	$58.35

Common shares outstanding, end of period (In millions)			1,120.8	1,062.6
			Three Months Ended September 30,
Return on MetLife, Inc.’s Common Equity (6)			2013
Operating return on MetLife, Inc.’s common equity, excluding accumulated other comprehensive income (loss) (7)			11.4%
Operating return on MetLife, Inc.’s common equity (7)			10.3%
Return on MetLife, Inc.’s common equity, excluding accumulated other comprehensive income (loss) (8)			7.1%
Return on MetLife, Inc.’s common equity (8)			6.4%

See footnotes on last page.

MetLife, Inc.

Reconciliations to Net Income (Loss) Available to Common Shareholders

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In millions)		(In millions)
Total Americas Operations:
Operating earnings available to common shareholders	$1,318	$1,230	$3,947	$3,516
Add: Net investment gains (losses)	(51)	31	62	198
Add: Net derivative gains (losses)	(512)	(65)	(1,651)	629
Add: Goodwill impairment	-	(1,692)	-	(1,692)
Add: Other adjustments to continuing operations	(378)	(246)	(594)	(871)
Add: Provision for income tax (expense) benefit	326	328	764	229
Add: Income (loss) from discontinued operations, net of income tax	-	-	-	17
Less: Net income (loss) attributable to noncontrolling interests	-	-	-	1

Net income (loss) available to MetLife, Inc.’s common shareholders	$703	$(414)	$2,528	$2,025

Retail:
Operating earnings available to common shareholders	$659	$492	$1,866	$1,369
Add: Net investment gains (losses)	(28)	53	68	178
Add: Net derivative gains (losses)	(202)	191	(779)	637
Add: Goodwill impairment	-	(1,692)	-	(1,692)
Add: Other adjustments to continuing operations	(302)	(254)	(598)	(622)
Add: Provision for income tax (expense) benefit	186	224	458	153
Add: Income (loss) from discontinued operations, net of income tax	-	-	-	10

Net income (loss) available to MetLife, Inc.’s common shareholders	$313	$(986)	$1,015	$33

Group, Voluntary & Worksite Benefits:
Operating earnings available to common shareholders	$226	$283	$731	$793
Add: Net investment gains (losses)	(3)	5	(14)	11
Add: Net derivative gains (losses)	(173)	(81)	(612)	99
Add: Other adjustments to continuing operations	(44)	(33)	(129)	(107)
Add: Provision for income tax (expense) benefit	78	38	265	(1)

Net income (loss) available to MetLife, Inc.’s common shareholders	$84	$212	$241	$795

Corporate Benefit Funding:
Operating earnings available to common shareholders	$300	$303	$949	$919
Add: Net investment gains (losses)	(15)	(25)	4	21
Add: Net derivative gains (losses)	(140)	(194)	(244)	(149)
Add: Other adjustments to continuing operations	(14)	(3)	45	11
Add: Provision for income tax (expense) benefit	59	78	68	41
Add: Income (loss) from discontinued operations, net of income tax	-	-	-	7

Net income (loss) available to MetLife, Inc.’s common shareholders	$190	$159	$822	$850

Latin America:
Operating earnings available to common shareholders	$133	$152	$401	$435
Add: Net investment gains (losses)	(5)	(2)	4	(12)
Add: Net derivative gains (losses)	3	19	(16)	42
Add: Other adjustments to continuing operations	(18)	44	88	(153)
Add: Provision for income tax (expense) benefit	3	(12)	(27)	36
Less: Net income (loss) attributable to noncontrolling interests	-	-	-	1

Net income (loss) available to MetLife, Inc.’s common shareholders	$116	$201	$450	$347

Asia:
Operating earnings available to common shareholders	$257	$259	$920	$839
Add: Net investment gains (losses) (1)	52	(47)	265	(168)
Add: Net derivative gains (losses)	164	(31)	(874)	(11)
Add: Other adjustments to continuing operations (1)	(31)	(15)	(417)	(11)
Add: Provision for income tax (expense) benefit (1), (2)	94	27	531	59
Add: Income (loss) from discontinued operations, net of income tax	1	-	(3)	-
Less: Net income (loss) attributable to noncontrolling interests	6	8	15	25

Net income (loss) available to MetLife, Inc.’s common shareholders	$531	$185	$407	$683

EMEA:
Operating earnings available to common shareholders	$85	$62	$240	$212
Add: Net investment gains (losses)	10	73	49	37
Add: Net derivative gains (losses)	30	13	20	56
Add: Other adjustments to continuing operations	9	(12)	(4)	(22)
Add: Provision for income tax (expense) benefit	(17)	(32)	(36)	(18)
Less: Net income (loss) attributable to noncontrolling interests	1	(5)	3	6

Net income (loss) available to MetLife, Inc.’s common shareholders	$116	$109	$266	$259

Corporate & Other:
Operating earnings available to common shareholders	$(160)	$(134)	$(379)	$(254)
Add: Net investment gains (losses)	(96)	(35)	(37)	(219)
Add: Net derivative gains (losses)	(228)	(635)	(361)	(1,278)
Add: Goodwill impairment	-	(176)	-	(176)
Add: Other adjustments to continuing operations	(72)	(199)	(311)	(715)
Add: Provision for income tax (expense) benefit	143	309	251	778
Add: Income (loss) from discontinued operations, net of income tax	1	-	4	-
Less: Net income (loss) attributable to noncontrolling interests	(4)	(6)	(1)	(3)

Net income (loss) available to MetLife, Inc.’s common shareholders	$(408)	$(864)	$(832)	$(1,861)

See footnotes on last page.

MetLife, Inc.

GAAP Interim Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In millions)		(In millions)
Revenues
Premiums	$9,094	$9,096	$27,403	$27,386
Universal life and investment-type product policy fees	2,372	2,131	7,034	6,306
Net investment income	5,026	5,517	16,385	16,436
Other revenues	476	455	1,446	1,445
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(13)	(57)	(77)	(310)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	(21)	10	(56)	39
Other net investment gains (losses) (1)	(51)	69	472	119

Total net investment gains (losses)	(85)	22	339	(152)
Net derivative gains (losses)	(546)	(718)	(2,866)	(604)

Total revenues	16,337	16,503	49,741	50,817

Expenses
Policyholder benefits and claims	9,472	8,943	27,827	26,958
Interest credited to policyholder account balances	1,600	2,102	6,036	5,681
Policyholder dividends	312	355	954	1,050
Goodwill impairment	-	1,868	-	1,868
Other expenses (1)	3,977	4,245	12,140	13,341

Total expenses	15,361	17,513	46,957	48,898

Income (loss) from continuing operations before provision for income tax	976	(1,010)	2,784	1,919
Provision for income tax expense (benefit) (1), (2)	3	(53)	308	710

Income (loss) from continuing operations, net of income tax	973	(957)	2,476	1,209
Income (loss) from discontinued operations, net of income tax	2	-	1	17

Net income (loss)	975	(957)	2,477	1,226
Less: Net income (loss) attributable to noncontrolling interests	3	(3)	17	29

Net income (loss) attributable to MetLife, Inc.	972	(954)	2,460	1,197
Less: Preferred stock dividends	30	30	91	91

Net income (loss) available to MetLife, Inc.’s common shareholders	$942	$(984)	$2,369	$1,106

(1)	The nine months ended September 30, 2013 includes net investment gains of $19 million, expenses of $154 million and a tax benefit of $119 million related to a settlement of an acquisition tax contingency.

(2)	The three and nine months ended September 30, 2013 includes a deferred tax benefit of $95 million related to the conversion of the Japan branch to a subsidiary. The three and nine months ended September 30, 2013 also includes a deferred tax benefit of $52 million due to a revised estimate of effective tax rates related to net investment gains (losses) and other comprehensive income.

(3)	For the three and nine months ended September 30, 2012, all shares related to the assumed issuance of shares in settlement of the applicable purchase contracts of the common equity units have been excluded from the weighted average common shares outstanding - diluted, as these assumed shares would be anti-dilutive to operating earnings available to common shareholders per common share - diluted and net income available to MetLife, Inc.’s common shareholders per common share - diluted.

(4)	For the three months ended September 30, 2012, 6.0 million shares related to the assumed exercise or issuance of stock-based awards are excluded from the weighted average common shares outstanding - diluted, as these assumed shares would be anti-dilutive to net income (loss) available to MetLife, Inc.’s common shareholders per common share - diluted. These shares were included in the calculation of operating earnings available to common shareholders per common share - diluted.

(5)	Book value per common share and book value per common share, excluding accumulated other comprehensive income (loss), exclude $2,043 million of equity related to preferred stock.

(6)	Annualized using quarter-to-date results.

(7)	Operating return on MetLife, Inc.’s common equity is defined as operating earnings available to common shareholders divided by average GAAP common equity.

(8)	Return on MetLife, Inc.’s common equity is defined as net income available to common shareholders divided by average GAAP common equity.